Exhibit 99.1

External Investor Relations Contact: Kirin Smith PCG Advisory Group (646) 863-6519 ksmith@pcgadvisory.com	Company Investor Relations/ Media Contact: Todd Waltz (408) 213-0940 investors@aemetis.com

Aemetis Reports Second Quarter 2023 Financial Results

India Biodiesel Generates Revenues of $33.6 million from Supply to India Oil Marketing Companies

CUPERTINO, Calif. – August 3, 2023 - Aemetis, Inc. (NASDAQ: AMTX), a renewable natural gas and renewable fuels company focused on negative carbon intensity products, today announced its financial results for the three and six months ended June 30, 2023.

“Revenues for the second quarter of 2023 reflect our India Biodiesel segment fulfilling $33.6 million of supply contracts from the three Oil Marketing Companies combined with the restart of the Keyes plant in late May as we completed the maintenance cycle which allowed for the acceleration of the implementation of several important ethanol plant efficiency upgrades,” said Todd Waltz, Chief Financial Officer of Aemetis.  “Investments in capital projects were $9.8 million for the first half of 2023 as our engineering and construction teams moved forward with the initiatives outlined in our Five-Year Plan,” added Waltz.

“We are pleased with the many milestones accomplished during the first half of 2023 regarding the Aemetis Biogas assets brought into service including seven biogas digesters and a 40-mile biogas pipeline; our India team fulfilling India government OMC biodiesel sales contracts at our India plant; land and air permitting progress for the Riverbank SAF/RD plant; permitting progress for the Aemetis Carbon Capture business that resulted in the first CO2 characterization well permit issued by the State of California; solar, ZEBREX, MVR and other energy efficiency projects at the Keyes ethanol plant supported by $16.7 million of California Energy Commission and PG&E utility grants; and restarting the Keyes plant in late May during a period of high margins for the ethanol industry,” said Eric McAfee, Chairman and CEO of Aemetis.

We invite investors to review the Aemetis Corporate Presentation on the Aemetis home page prior to the earnings call.

Thursday, August 3, 2023, Aemetis will host an earnings review call at 11:00 a.m. Pacific time (PT).

Live Participant Dial In (Toll Free): +1-888-506-0062 enter code 340104
Live Participant Dial In (International): +1-973-528-0011 enter code 340104

Webcast URL: https://www.webcaster4.com/Webcast/Page/2211/48845

For details on the call, please visit http://www.aemetis.com/investors/conference-calls/

Financial Results for the Three Months Ended June 30, 2023

Revenues during the second quarter of 2023 were $45.1 million compared to $65.9 million for the second quarter of 2022, principally driven by $33.6 million of sales from India Biodiesel. Our California Ethanol operations restarted after an extended maintenance cycle which allowed for the acceleration of the implementation of several important ethanol plant efficiency upgrades, allowing for the generation of $11.3 million of revenues during late May and June. Delivered corn price decreased significantly from an average price of $10.21 per bushel during the second quarter of 2022 to $6.84 per bushel during the second quarter of 2023.

Gross profit for the second quarter of 2023 was $2.0 million, a significant improvement compared to a $0.2 million gross loss during the second quarter of 2022.

Selling, general and administrative expenses were $9.7 million during the second quarter of 2023, compared to $7.4 million during the second quarter of 2022, including $1.3 million for fixed costs of goods sold that were allocated to selling, general and administrative during the Keyes plant maintenance period. SG&A included $1.8 million of non-cash expense related to stock options and other consideration issued under stock incentive plans.

Operating loss was $7.8 million and $7.7 million each for the second quarter of 2023 and 2022.

Interest expense during the second quarter of 2023 was $9.6 million, excluding accretion and other expenses in connection with Series A preferred units in our Aemetis Biogas LLC subsidiary, compared to $6.7 million during the second quarter of 2022. Additionally, our Aemetis Biogas LLC subsidiary recognized $6.9 million of accretion and other expenses in connection with preference payments on its preferred stock during the second quarter of 2023 compared to $1.5 million during the second quarter of 2022.

Net loss was $25.3 million for the second quarter of 2023, compared to a net loss of $209 thousand for the second quarter of 2022, including the impact in 2022 of a grant of $14.2 million received from the United States Department of Agriculture (“USDA”) Biofuel Producer Program and the release of a litigation reserve of $1.4 million. Our India plant contributed $5.3 million of Adjusted EBITDA during the three months ended June 30, 2023, offset by Adjusted EBITDA from the restart of the Keyes plant and other operations, for a total company negative Adjusted EBITDA of $4.3 million.

Cash at the end of the quarter was $3.5 million, compared to $4.3 million at the close of 2022.

Financial Results for the Six Months Ended June 30, 2023

Revenues were $47.3 million for the first half of 2023, compared to $118.0 million for the first half of 2022, primarily generated from India Biofuels supplying fuel under contracts with India government oil marketing companies and offset by the extended maintenance cycle which allowed for the acceleration of the implementation of several important ethanol plant efficiency upgrades at the Keyes plant during the first half of 2023.

Gross profit for the first half of 2023 was $661 thousand, a significant improvement compared to a gross loss of $3.3 million during the first half of 2022.

Selling, general and administrative expenses were $20.5 million during the first half of 2023, compared to $14.7 million during the first half of 2022, including $4.0 million of fixed costs of goods sold charged to selling, general and administrative during the Keyes plant maintenance period.

Operating loss was $19.9 million for the first half of 2023, compared to $18.1 million for the first half of 2022.

Interest expense was $18.7 million during the first half of 2023, excluding accretion and other expenses of Series A preferred units in our Aemetis Biogas LLC subsidiary, compared to interest expense of $12.9 million during the first half of 2022. Additionally, our Aemetis Biogas LLC subsidiary recognized $12.4 million of accretion and other expenses in connection with preference payments on its preferred stock during the first half of 2023 compared to $3.1 million during the first half of 2022.

Net loss for the first half of 2023 was $51.7 million, compared to a net loss of $18.5 million during the same period of 2022. Included in net income for 2022 is the receipt of a grant of $14.2 million from the United States Department of Agriculture (“USDA”) Biofuel Producer Program and the release of a litigation reserve of $1.4 million.

Investments in capital projects of $9.8 million were made during the first half of 2023. Investments in capital projects related to Aemetis Biogas were $7.8 million. Investments in capital projects related to the reduction of the carbon intensity of Aemetis ethanol and other initiatives were $2.0 million for the second quarter of 2023.

About Aemetis

Aemetis has a mission to transform renewable energy with below zero carbon intensity transportation fuels. Aemetis has launched the Carbon Zero production process to decarbonize the transportation sector using today’s infrastructure.

Aemetis Carbon Zero products include zero-carbon fuels that can "drop-in" to be used in airplanes, trucks, and ship fleets. Aemetis low-carbon fuels have substantially reduced carbon intensity compared to standard petroleum fossil-based fuels across their lifecycle.

Headquartered in Cupertino, California, Aemetis is a renewable natural gas, renewable fuel and biochemicals company focused on the acquisition, development and commercialization of innovative technologies that replace petroleum-based products and reduce greenhouse gas emissions. Founded in 2006, Aemetis has completed Phase 1 and is expanding a California biogas digester network and pipeline system to convert dairy waste gas into Renewable Natural Gas. Aemetis owns and operates a 65 million gallon per year ethanol production facility in California’s Central Valley near Modesto that supplies about 80 dairies with animal feed. Aemetis also owns and operates a 50 million gallon per year production facility on the East Coast of India producing high quality distilled biodiesel and refined glycerin for customers in India and Europe. Aemetis is developing the Carbon Zero sustainable aviation fuel (SAF) and renewable diesel fuel biorefineries in California to utilize distillers corn oil and other renewable oils to produce low carbon intensity renewable jet and diesel fuel using cellulosic hydrogen from waste orchard and forest wood, while pre-extracting cellulosic sugars from the waste wood to be processed into high value cellulosic ethanol at the Keyes plant. Aemetis holds a portfolio of patents and exclusive technology licenses to produce renewable fuels and biochemicals. For additional information about Aemetis, please visit www.aemetis.com

NON-GAAP FINANCIAL INFORMATION

We have provided non-GAAP measures as a supplement to financial results based on GAAP. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is included in the accompanying supplemental data. Adjusted EBITDA is defined as net income/(loss) plus (to the extent deducted in calculating such net income) interest expense, income tax expense, intangible and other amortization expense, accretion expense, depreciation expense, loss on lease termination, gain on litigation, and share-based compensation expense.

Adjusted EBITDA is not calculated in accordance with GAAP and should not be considered as an alternative to net income/(loss), operating income or any other performance measures derived in accordance with GAAP or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is a useful performance measure that is widely used within the industry in which we operate. In addition, management uses Adjusted EBITDA for reviewing financial results and for budgeting and planning purposes. EBITDA measures are not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure for comparison.

Safe Harbor Statement

This news release contains forward-looking statements, including statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events or other statements that are not historical facts. Forward-looking statements in this news release include, without limitation, statements relating to our five-year growth plan, future growth in revenue, expansion into new markets, our ability to commercialize and scale the licensed patented technology, the ability to obtain sufficiently low Carbon Intensity scores to achieve below zero carbon intensity transportation fuels, the development of the Aemetis Biogas Dairy project, the development of the Aemetis Carbon Zero plant at the Riverbank site, the upgrades to the Aemetis Keyes ethanol plant, the development of the Aemetis Carbon Capture projects, and the ability to access the funding required to execute on project construction and operations.  Words or phrases such as “anticipates,” “may,” “will,” “should,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “showing signs,” “targets,” “will likely result,” “will continue” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on current assumptions and predictions and are subject to numerous risks and uncertainties. Actual results or events could differ materially from those set forth or implied by such forward-looking statements and related assumptions due to certain factors, including, without limitation, competition in the ethanol, biodiesel and other industries in which we operate, commodity market risks including those that may result from current weather conditions, financial market risks, customer adoption, counter-party risks, risks associated with changes to federal policy or regulation, and other risks detailed in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and June 30, 2023 and in our subsequent filings with the SEC. We are not obligated, and do not intend, to update any of these forward-looking statements at any time unless an update is required by applicable securities laws.

(Tables follow)

AEMETIS, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited, in thousands except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues	$45,112	$65,901	$47,263	$117,950
Cost of goods sold	43,156	66,115	46,602	121,249
Gross profit (loss)	1,956	(214)	661	(3,299)

Research and development expense	37	51	79	87
Selling, general and admin. expense	9,709	7,421	20,495	14,727
Operating loss	(7,790)	(7,686)	(19,913)	(18,113)

Interest expense
Interest rate expense	8,299	4,928	15,377	9,363
Debt related fees and Amortization expense	1,330	1,740	3,299	3,566
Accretion and other expenses of Series A preferred units	6,885	1,506	12,449	3,146
Gain on litigation	-	(1,400)	-	(1,400)
Other income	(91)	(14,254)	(167)	(14,295)
Loss before income taxes	(24,213)	(206)	(50,871)	(18,493)

Income tax expense	1,066	3	818	10
Net loss	$(25,279)	$(209)	$(51,689)	$(18,503)

Net loss per common share
Basic	$(0.68)	$(0.01)	$(1.40)	$(0.54)
Diluted	$(0.68)	$(0.01)	$(1.40)	$(0.54)

Weighted average shares outstanding
Basic	37,179	34,536	36,804	34,128
Diluted	37,179	34,536	36,804	34,128

AEMETIS, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(unaudited, in thousands)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$3,494	$4,313
Accounts receivable	6,157	1,264
Inventories	7,463	4,658
Prepaid and other current assets	3,794	7,901
Total current assets	20,908	18,136

Property, plant and equipment, net	182,783	180,441
Other assets	8,894	8,537
Total assets	$212,585	$207,114

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$30,306	$26,168
Current portion of long-term debt	21,458	12,465
Short term borrowings	41,396	36,754
Mandatorily redeemable Series B stock	4,289	4,082
Accrued property taxes and other liabilities	11,472	8,812
Total current liabilities	108,921	88,281

Total long term liabilities	342,601	320,687

Total stockholders' deficit:

Series B convertible preferred stock	1	1
Common stock	38	36
Additional paid-in capital	247,017	232,546
Accumulated deficit	(480,674)	(428,985)
Accumulated other comprehensive loss	(5,319)	(5,452)
Total stockholders' deficit	(238,937)	(201,854)
Total liabilities and stockholders' deficit	$212,585	$207,114

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net loss	$(25,279)	$(209)	$(51,689)	$(18,503)
Adjustments:
Interest expense	9,629	6,668	18,676	12,929
Depreciation expense	1,671	1,325	3,461	2,661
Accretion and other expenses of Series A preferred units	6,885	1,506	12,449	3,146
Share-based compensation	1,755	1,349	4,417	3,389
Intangibles and other amortization	11	11	23	23
Loss on lease termination	-	736	-	736
Gain on litigation	-	(1,400)	-	(1,400)
Income tax expense	1,066	3	818	10
Total adjustments	21,017	10,198	39,844	21,494
Adjusted EBITDA	$(4,262)	$9,989	$(11,845)	$2,991

PRODUCTION AND PRICE PERFORMANCE

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Ethanol
Gallons sold (in millions)	2.8	15.2	2.9	29.9
Average sales price/gallon	$3.12	$3.13	$3.08	$2.86
Percentage of nameplate capacity	20%	111%	11%	109%
WDG
Tons sold (in thousands)	24.3	104.0	24.3	204.4
Average sales price/ton	$105	$146	$105	$130
Delivered cost of corn
Bushels ground (in millions)	1.4	5.3	1.4	10.4
Average delivered cost / bushel	$6.84	$10.21	$7.17	$9.50
Dairy Renewable Natural Gas
MMBtu produced (in thousands)	54.1	14.9	75.4	28.9
MMBtu stored as inventory (in thousands)	86.7
Biodiesel
Metric tons sold (in thousands)	25.7	-	28.1	-
Average sales price per metric ton	$1,276	-	$1,210	-